Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHOICE HOTELS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	52-1209792
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10750 Columbia Pike

Silver Spring, Maryland 20901

(Address of principal executive offices including zip code)

CHOICE HOTELS INTERNATIONAL, INC. 2006 LONG-TERM INCENTIVE PLAN

(Full title of the plan)

Ronald D. Parisotto

Senior Vice President, General Counsel and Secretary

Choice Hotels International, Inc.

10750 Columbia Pike

Silver Spring, Maryland 20901

(301) 592-5000

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

John B. Beckman

C. Alex Bahn

Hogan Lovells US LLP

Columbia Square

555 Thirteenth Street, NW

Washington, DC 20004

(202) 637-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☑	Accelerated Filer ☐	Non-Accelerated Filer ☐	Smaller reporting company ☐
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.01 per share	1,400,000	$34.70	$48,580,000	$3,463.75

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover an indeterminate number of additional shares of common stock that may become issuable under the Choice Hotels International, Inc. 2006 Long-Term Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding common shares.
(2)	Estimated solely for the purpose of computing the registration fee. In accordance with Rules 457(c) and 457(h) under the Securities Act, the maximum offering price per share and maximum aggregate offering price shown are based upon the average of the high and low sales prices reported for the Registrant’s common stock on the New York Stock Exchange on September 2, 2010, which was $34.70 per share.

EXPLANATORY NOTE

Choice Hotels International, Inc. (the “Company”) is hereby registering 1,400,000 additional shares of common stock, par value, $0.01, for issuance under the Choice Hotels International, Inc. 2006 Long-Term Incentive Plan, as amended (the “Plan”). As permitted by General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8 (Registration No. 333-142676, filed on May 7, 2007), except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description
5.1	Opinion of Ronald D. Parisotto as to the legality of the securities being registered.

10.1	Choice Hotels International, Inc. 2006 Long-Term Incentive Plan, as amended (incorporated by reference from Exhibit A to the Company’s Definitive Proxy Statement, filed on March 25, 2010).

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Ronald D. Parisotto (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Silver Spring, State of Maryland, on this 10th day of September, 2010.

CHOICE HOTELS INTERNATIONAL, INC.

By:	/s/ STEPHEN P. JOYCE
Stephen P. Joyce
President and Chief Executive Officer

We, the undersigned directors and officers of the Registrant, do hereby constitute and appoint Stephen P. Joyce, David L. White and Ronald D. Parisotto our true and lawful attorneys-in-fact and agents with full and several power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEWART BAINUM, JR. Stewart Bainum, Jr.	Chairman	September 10, 2010

/s/ STEPHEN P. JOYCE Stephen P. Joyce	President and Chief Executive Officer, Director (Principal Executive Officer)	September 10, 2010

/s/ WILLIAM L. JEWS William L. Jews	Director	September 10, 2010

/s/ ERVIN R. SHAMES Ervin R. Shames	Director	September 10, 2010

/s/ JOHN T. SCHWIETERS John T. Schwieters	Director	September 10, 2010

/s/ FIONA P. DIAS Fiona P. Dias	Director	September 10, 2010

Signature	Title	Date

/S/ DAVID C. SULLIVAN David C. Sullivan	Director	September 10, 2010

/s/ GORDON A. SMITH Gordon A. Smith	Director	September 10, 2010

/s/ SCOTT A. RENSCHLER, PSY.D Scott A. Renschler, Psy.D	Director	September 10, 2010

/s/ DAVID L. WHITE David L. White	Senior Vice President, Chief Financial Officer & Treasurer (Principal Financial Officer)	September 10, 2010

/s/ SCOTT E. OAKSMITH Scott E. Oaksmith	Controller (Principal Accounting Officer)	September 10, 2010

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Ronald D. Parisotto as to the legality of the securities being registered.

10.1	Choice Hotels International, Inc. 2006 Long-Term Incentive Plan, as amended (incorporated by reference from Exhibit A to the Company’s Definitive Proxy Statement, filed on March 25, 2010).

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

23.2	Consent of Ronald D. Parisotto (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).